                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 1, 2000

                           AMF BOWLING WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  001-12131                13-3873272
 (State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)

                      8100 AMF Drive, Richmond, Virginia      23111
                   (Address of principal executive offices) (Zip Code)


                                      N/A
                                      ---
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On May 1, 2000, the registrant announced certain financial results for the quarter ended March 31, 2000. A copy of the announcement is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

Exhibit      Description
--------     -----------------
99.1         Announcement regarding financial results for the quarter ended
             March 31, 2000.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 1, 2000                    AMF BOWLING WORLDWIDE, INC.

                                          By:     /s/ Stephen E. Hare
                                                  ---------------------
                                                  Stephen E. Hare
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                                                    EXHIBIT 99.1

AMF Bowling Worldwide, Inc. (the "Company" or "AMF") today announced operating results for the three months ended March 31, 2000. The Company reported consolidated revenue of $209.5 million, a 3.4% increase compared with $202.6 million for the same period in 1999. Consolidated EBITDA for the three months ended March 31, 2000 was $57.1 million, an increase of 1.2% compared with $56.4 million for the same prior year period. (EBITDA is a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.)

Operating Results
------------------

For the first quarter of 2000, Bowling Centers reported revenue of $174.1 million, an increase of 0.9% compared with $172.6 million for the same period in 1999, including the impact of closing 10 centers since March 31, 1999. On a worldwide basis, constant center revenue was up 1.7% for the quarter.

EBITDA for the first quarter of 2000 was $58.0 million, a decrease of 4.1% compared with $60.5 million for the first quarter of 1999. EBITDA margin was 33.3% in the first quarter of 2000 compared with 35.1% for the same period in 1999. The lower EBITDA margin in 2000 was primarily attributable to higher operating expenses and a change in the revenue mix, including higher food and beverage sales.

For the first quarter of 2000, Bowling Products reported revenue of $38.4 million, an increase of 20.0% compared with revenue of $32.0 million for 1999. The increase in revenue primarily reflects improved NCP sales to Europe and Japan and improved Modernization and Consumer Products sales to North America, Japan and Europe. EBITDA for the first quarter of 2000 was $2.5 million compared with $(0.6) million for the same period in 1999.

New center package shipments for the first quarter of 2000 totaled 360 units compared with 269 units for the same period in 1999.

Consolidated Operating Results
-------------------------------

For the first quarter of 2000, net loss was $5.6 million, compared with a net loss of $12.1 million, for the same period in 1999. Equity in loss of joint ventures was $0.1 million in the first quarter of 2000 compared with $5.5 million in the first quarter of 1999.

Financing Update
-----------------

At March 31, 2000, AMF had total debt of $1,037.9 million compared with $1,048.6 million at December 31, 1999. Of the $355 million revolver facility, $165.0 million was outstanding at March 31, 2000.

                     -------------------------------------

As the largest owner and operator of bowling centers in the world, AMF is a leading provider of family fun and recreation. The Company owns and operates 533 bowling centers throughout the world, with 413 centers in the U.S. and 120 centers in 9 other countries. AMF is also a world leader in the manufacturing and marketing of bowling products, manufactures and sells the PlayMaster, Highland and Renaissance brands of billiards tables, and owns the Michael Jordan Golf Company.

                                    # # # # #

Statements in this report about AMF's future plans are forward-looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the U.S. Securities and Exchange Commission.

                  AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                  (in millions)

                                                          Three Months Ended
                                                               March 31,
                                                         --------------------
                                                          2000          1999
                                                         ------        ------

Operating revenue                                       $209.5         $202.6

Operating expenses (2)                                   152.4          146.2
Depreciation and amortization                             33.2           33.1
                                                         ------        -------
Operating income                                          23.9           23.3

Interest expense                                          29.1           25.9
Other non-operating (income) expenses                     (0.7)           2.5
                                                         ------        -------
Loss before income taxes                                  (4.5)          (5.1)
Provision for income taxes                                 1.0            1.5
                                                         ------        -------
Net loss before equity in loss of joint ventures          (5.5)          (6.6)

Equity in loss of joint ventures                          (0.1)          (5.5)
                                                         ------        -------


Net loss                                                 $(5.6)        $(12.1)
                                                         ======        =======
Selected Data:
    EBITDA (3)                                           $57.1         $ 56.4
    EBITDA margin                                         27.3%          27.8%


-------------------------------------------------------------------------------

(1) AMF Group Holdings Inc. is a holding company, and its primary assets are investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments: (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.

(2) Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.

(3) Represents a measure of operating cash flow defined as operating income before interest, taxes, depreciation, amortization, and non-operating expenses.

                  AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                         SEGMENT INFORMATION (unaudited)
                                  (in millions)

                                             First            Second             Third            Fourth
                                            Quarter           Quarter           Quarter           Quarter            Period
                                         ----------         ---------          --------          --------           --------
2000 Revenue
------------
Bowling Centers                              $174.1                                                                   $174.1
Bowling Products                               38.4                                                                     38.4
Intersegment Elimination                       (3.0)                                                                    (3.0)
                                         ----------         ---------          --------          --------           --------
TOTAL                                        $209.5                                                                   $209.5

1999 Revenue
------------
Bowling Centers                              $172.6            $129.3            $125.9            $157.9             $585.7
Bowling Products                               32.0              38.9              60.7              37.7              169.3
Intersegment Elimination                       (2.0)             (7.1)             (3.8)             (9.4)             (22.3)
                                         ----------         ---------          --------          --------           --------
TOTAL                                        $202.6            $161.1            $182.8            $186.2             $732.7
                                         ----------         ---------          --------          --------           --------
2000 Recurring EBITDA (3) (4)
-----------------------------
Bowling Centers                               $58.0                                                                    $58.0
Bowling Products                                2.5                                                                      2.5
Corporate                                      (3.4)                                                                    (3.4)
Intersegment Elimination                        --                                                                        --
                                         ----------         ---------          --------          --------           --------
TOTAL                                         $57.1                                                                    $57.1

1999 Recurring EBITDA (3) (4)
------------------------------
Bowling Centers                               $60.5             $23.0             $18.0             $42.4             $143.9
Bowling Products                              (0.6)               0.0               5.1               3.5                8.0
Corporate                                     (3.5)              (3.7)             (4.0)             (3.3)             (14.5)
Intersegment Elimination                      (0.0)              (0.1)             (0.1)             (0.1)              (0.3)
                                         ----------         ---------          --------          --------           --------
TOTAL                                         $56.4             $19.2             $19.0             $42.5             $137.1

--------------------------------------------------

See notes 1 and 3 to Condensed Consolidated Statements of Operations.

(4) Recurring EBITDA excludes non-recurring restructuring, asset impairment and other special charges of approximately $8.5 million, $8.1 million and $26.5 million, respectively, recorded by the Company in the third quarter of 1999